Vocus, Inc. Appoints William Wagner Chief Marketing Officer

LANHAM, MD., July 20, 2006 - Vocus, Inc., (NASDAQ: VOCS) a leading provider of on-demand software for corporate communications and public relations, today announced that William Wagner has joined the company in the newly created position of Chief Marketing Officer. In this role, Wagner will be responsible for expanding marketing’s role as the driver for Vocus’ continued growth in new and existing market segments.

A 17-year veteran of technology marketing and sales, Wagner will lead all aspects of Vocus’ marketing operations, including product management, product marketing, field and channel marketing, branding, advertising, marketing communications and public relations. In addition, he will play a major role in the development of corporate strategy and in shaping of the customer experience.

“We are very pleased to welcome William Wagner as Chief Marketing Officer and as a member of our executive team,” said Rick Rudman, President and CEO of Vocus. “Bill brings a wealth of strategic and tactical marketing experience and demonstrated success to Vocus. I am confident that, through his marketing leadership and customer focus, he will help accelerate the growth of our brand and further our leadership position in the industry.”

Vocus provides the only integrated, all-digital, on-demand software suite for PR professionals. The Vocus on-demand software suite manages media and analyst relationships; interactive email campaigns; projects and news; files, documents and other collateral; and online newsrooms. The software also analyzes media coverage and other PR information to provide real-time feedback on the effectiveness of PR campaigns and early intelligence on trends unfolding in the press.

“I’m extremely excited to join Vocus as it begins the next phase in its fantastic growth story,” said Wagner. “Marketing and Public Relations professionals are under tremendous budgetary pressure and require ways to quantify the revenue impact of their efforts. The Vocus on-demand product suite is uniquely positioned to help them increase their effectiveness and demonstrate measurable results to their executive teams.”

Prior to joining Vocus, Wagner was Chief Marketing Officer at Fiberlink Communications, where he successfully repositioned the company as a global leader in security and mobility software for the enterprise market. He also spent more than 10 years in marketing and sales leadership positions at AT&T.

Wagner earned his Bachelor of Arts in History from Lafayette College and his MBA from the University of Pennsylvania’s Wharton School of Business. He serves on the Board of Finepoint Technologies and is a member of the CMO Council.

About Vocus, Inc.
Vocus (NASDAQ: VOCS) is a leading provider of on-demand software for corporate communications and public relations. Our web-based software suite helps organizations of all sizes manage local and global relationships and communications with journalists, analysts, public officials and other key audiences. Our software helps customers manage media relations, news monitoring and analysis, interactive email campaigns, online newsrooms, and government relations activities. Vocus software is delivered as an easy-to-use and cost-effective annual subscription, with no need for internal hardware, software or IT support. Our software is currently available in four languages, and is in use by customers around the world. Vocus is based in Lanham, MD with offices in North America and Europe. For more information please visit www.vocus.com or call 800.345.5572.

###

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

Media Contact
Kelly Brighton
Director of Marketing
Vocus, Inc.
301-683-6079
kbrighton@vocus.com